UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

FRESH TRAFFIC GROUP INC.
Exact name of registrant as specified in its charter

Nevada	000-53703	98-0531819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 S. Gilbert Road., Suite 1-111, Chandler, AZ	85249
(Address of principal executive offices)	(Zip Code)

(602) 466-3666
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

Disposition of Assets:

On August 28, 2012, Fresh Traffic Group Inc., a Nevada corporation (the “Company”), closed  an Assignment Agreement (the “Assignment Agreement”) with Tellus Engineering Ltd. (“Tellus”) a Hong Kong corporation.  Under the Assignment Agreement Tellus assigned the rights to a licensing agreement between Tellus and OOO” SGPStroy”, (“SGPStroy”) a Russian company for the patented technology developed by SGPStroy for ecologically safe carbonaceous waste reprocessing and production of synthetic power fuel.

On August 31, 2012, effective August 28, 2012, the Company finalized the disposition agreement with Fresh Traffic Group Corp. (“Group Corp”) and its current officers and directors.   Under the agreement the Company transferred the shares of Group Corp. in exchange for the return of a total of 10,400,000 pre-split shares of the Company's common stock issued at the time of the acquisition of Group Corp.  and executed a promissory note in the amount of $14,691.74 and payable by the Company on or before October 31, 2012.  The Company has received back the 10,400,000 pre-split shares (138,666 post split shares) (the “Fresh Corp Shares”) for return to treasury pursuant to the agreement.

Completion of Acquisition:

Further to the Assignment Agreement between Tellus and the Company, both Tellus and the Company had agreed to issue a total of 30,000,000 post-split restricted shares to Inoculent BioTech (Holdings) Corporation (“Inoculent”) however the Assignment Agreement failed to reference the issuance of the shares to Inoculent and the shares were not issued on closing.   On September 15, 2012, the Company and Tellus entered into an Amended Assignment Agreement whereby they amended Section 1.2.1 to read as follows:

“1.2.1              Share Consideration.  The share consideration to be issued to Assignor upon the Closing of the acquisition by way of the assignment of the Licensing Agreements to Assignee shall be 40,000,000 post-split  restricted shares of the common stock of Assignee of which 10,000,000 are to be issued to Assignor and 30,000,000 are to be issued to Inoculent Biotech (Holdings) Corporation.”

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

On September 15, 2012, the Company agreed to issue a total of 30,000,000 post-split shares of its common stock to Inoculent pursuant to the amended assignment agreement entered into between the Company and Tellus in consideration for the assignment of certain licensing rights from Tellus to the Company.

The Issuer relied upon the “Regulation S” exemption for the issuant of shares as the shares were sold in compliance with the exemption from the registration requirements found in Rules 901 through 903 of Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933. These shares were issued in offshore transactions since the offeree was not in the United States and the purchaser was outside the United States at the time of the purchase. The offshore subscriber certified that he or it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration.

The shares issued to Inoculent are post-split shares and the issued and outstanding after the issuance of the Inoculent shares and the return to treasury of the Fresh Corp Shares will be 40,341,334.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

The issuance of the shares to Inoculent effected a change in control of the Company.   The issuance of the 30,000,000 shares to Inoculent as referenced above, represents a total of 74.3% of the total issued and outstanding shares of the Company at the time of issuance and after giving effect to the return of the Fresh Corp Shares.

The Company is currently finalizing debt settlement agreements with various creditors of the Company and expects to issue up to an additional 35,000,000 shares which when issued  will reduce the percentage of the shares held by Inoculent to 39.8%.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
2.1	Amended Assignment Agreement dated September 12, 2012	Filed herewith
2.2	Disposition Agreement with Fresh Traffic Group Corp. dated August 28, 2012	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fresh Traffic Group Inc.

Dated: September 26, 2012	By:	/s/ W. Scott Lawler
	Name:	W. Scott Lawler
`	Title:	Chief Financial Officer, Secretary, Treasurer and Director